                                                                     EXHIBIT 1.2

                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                              U.S. TERMS AGREEMENT

                                                           Dated:            199
Deere & Company
John Deere Road
Moline, Illinois 61265-8098
Attention:
Dear Sirs:

    We (collectively, the "U.S. Representatives") understand that Deere & Company, a Delaware corporation (the "Company"), proposes to issue and sell shares of its [Common Stock, $1.00 par value] [Preferred Stock, $1.00 par value] (the "Underwritten Securities"), as set forth below. Subject to the terms and conditions set forth or incorporated by reference herein, collectively, the underwriters named below (the "U.S. Underwriters") offer to purchase, severally and not jointly, the respective number of shares of Initial Underwritten Securities (as defined in the U.S. Underwriting Agreement Basic Provisions referenced below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the U.S. Underwriting Agreement Basic Provisions referenced below), to the extent any are purchased, at the purchase price set forth below.

                                                                             NUMBER OF SHARES OF INITIAL
U.S. UNDERWRITER                                                               UNDERWRITTEN SECURITIES
- ---------------------------------------------------------------------------  ---------------------------

                                                                             NUMBER OF SHARES OF INITIAL
U.S. UNDERWRITER                                                               UNDERWRITTEN SECURITIES
- ---------------------------------------------------------------------------  ---------------------------

                                                                                       ----------
    Total..................................................................
                                                                                       ----------
                                                                                       ----------

    The Underwritten Securities shall have the following terms:

Title of Securities:

Number of Shares:

Public offering price per share:

Purchase price per share:

Number of Option Securities (as defined in the U.S. Underwriting Agreement Basic
    Provisions referenced below):

Closing date and location:

    [It is understood that the Company is concurrently entering into an agreement dated the date hereof providing for the offering by the Company
outside  the United  States and Canada  of an aggregate  of            shares of
             , par value $1.00 per share, through arrangements with certain international managers of such shares.]

    All the provisions contained in the document attached as Annex A hereto entitled "Deere & Company -- Common Stock ($1.00 par value) and Preferred Stock ($1.00 par value) -- U.S. Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

    Please  accept this offer  no later than       P.M. (New  York City time) on
           , 199 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,
                                          [Name of Representative]

                                          By:

                                          By: __________________________________

                                          Acting on behalf of themselves and the
                                          other  named U.S. Underwriters

Accepted:
DEERE & COMPANY
By: __________________________________
    Name:
    Title:

                                                                         6/14/94
                                                                         ANNEX A
                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
                         COMMON STOCK ($1.00 PAR VALUE)
                                      AND
                       PREFERRED STOCK ($1.00 PAR VALUE)

                  U.S. UNDERWRITING AGREEMENT BASIC PROVISIONS

    Deere & Company (the "Company") proposes to issue and sell shares of Common Stock, $1.00 par value ("Common Stock"), or Preferred Stock, $1.00 par value (the "Preferred Shares"), or both, from time to time in one or more offerings on terms determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts"). The Common Stock and, if applicable, the Preferred Shares, together, if applicable, with the Depositary Shares and the Depositary Receipts are hereinafter referred to as the "Securities". Each issue of Preferred Shares may vary as to the specific number of shares, title, stated value and liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable certificate of designation (each, a "Certificate of Designation") relating to such Preferred Shares.

    This is to confirm the arrangements with respect to the purchase of Underwritten Securities (as defined in Section 2 hereof) from the Company by the U.S. Representative or Representatives (collectively, the "U.S. Representative") and the several U.S. Underwriters (collectively, the "U.S. Underwriters") listed in the applicable terms agreement entered into between the U.S. Representative and the Company of which this U.S. Underwriting Agreement Basic Provisions is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, such Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement". Terms defined in the applicable Terms Agreement are used herein as therein defined.

    The applicable Terms Agreement contemplates that the Company will concurrently enter into an International Underwriting Agreement Basic Provisions and related Terms Agreement (collectively, the "International Underwriting Agreement") providing for the offering of Securities outside the United States and Canada (the "International Securities") through arrangements with one or more lead managers (collectively, the "Lead Manager") and the several international managers (the "International Manager") listed therein.

    The following definitions shall apply: (i) the term "International Securities" shall consist of (a) the International Securities which the several International Managers initially agreed to purchase (the "Initial International Securities") and (b) the International Securities which the several International Managers may purchase upon exercise of such over-allotment option (the "International Option Securities"), if any, (ii) the U.S. Underwriters and the International Managers shall hereinafter collectively be referred to as the "Underwriters", (iii) the Initial Underwritten Securities (as defined in Section 2 hereof) and the Initial International Securities shall hereinafter collectively be referred to as the "Initial Securities", (iv) the Option Underwritten Securities (as defined in Section 2 hereof) and the International Option Securities shall hereinafter be collectively referred to as the "Option Securities" and (v) the Initial Securities and the Option Securities shall hereinafter be collectively referred to as the "Offered Securities".

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33- ) in respect of the Securities and certain of the Company's senior and/or subordinated debt securities ("Debt Securities") and warrants to purchase Debt Securities and certain other warrants, which registration statement also constitutes post-effective amendment No. 1 to registration statement No. 33-66134 relating to the Company's debt securities and warrants to purchase debt securities, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement and such post-effective amendment, as amended, have been declared effective by the Commission. Such registration statement and such post-effective amendment, as amended, and the combined prospectus constituting a part thereof and the supplements to the prospectus (each, a "Prospectus Supplement") relating to the offering of the Offered Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the Securities Act of 1933 (the "1933 Act"), or otherwise (whether or not the prospectus or the applicable Prospectus Supplement is required to be filed with the Commission pursuant to Rule 424(b) of the Regulations, as defined below), are collectively referred to herein as the "Registration Statement" and the "Prospectus"(1) , respectively; provided, however, that any Prospectus Supplement shall be deemed to supplement the Prospectus only with respect to the offering of Offered Securities to which it relates.

    SECTION 1.   REPRESENTATIONS  AND WARRANTIES.   The  Company represents  and
warrants to the U.S. Representative and to each U.S. Underwriter named in a Terms Agreement as of the date thereof (the "Representation Date"), as follows:

        (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the Trust Indenture Act of 1939 (the "1939 Act"). The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the applicable Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters or the International Managers, as the case may be, by the Company for use in connection with the offering of the Offered Securities which differs from the Prospectus on file with the Commission, as of such Representation Date, in which case at the time such prospectus is first provided and at Closing Time (as defined in Section 2 hereof), did not, and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representative or any International Manager through the Lead Manager expressly for use in the Registration Statement or Prospectus.

        (b) The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

        (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, at the time any amendments thereto become effective

- ------------------------
(1) The term "Prospectus" shall be deemed to refer to the prospectus relating to the offering of the Underwritten Securities (the "U.S. Prospectus") and the prospectus relating to the offering of the International Securities (the "International Prospectus").

    or thereafter during the period specified in Section 3(b) and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus: (i) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have not been any transactions entered into by the Company or its subsidiaries other than (x) transactions in the ordinary course of business and (y) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the Common Stock and any Preferred Shares that may be outstanding, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

        (f) The execution and delivery of this Agreement, the International Underwriting Agreement and the Deposit Agreement (as defined in (h) below), if applicable, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

        (g) The description of the authorized, issued and outstanding capital stock of the Company under "Description of Outstanding Capital Stock" and "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus) is accurate as of the date indicated in such sections.

        (h) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares comprising part or all of the Underwritten Securities by or on behalf of the Company in accordance with the provisions of a Deposit Agreement (each, a "Deposit Agreement"), among the Company, the financial institution named in the Deposit Agreement (the "Depositary") and the holders of the Depositary Receipts issued thereunder, have, as of the applicable Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable; the Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the Depositary Receipts, conform in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

        (i) If the Underwritten Securities are Common Stock or Preferred Shares convertible into Common Stock, the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable and such capital stock conforms in all material respects as to legal matters to the description thereof in the Prospectus.

        (j) If applicable, the shares of Common Stock issuable upon conversion of any issue of the Preferred Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

        (k) If applicable, the Deposit Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

        (l) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforceability of such rights may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

        (m) Deloitte & Touche are independent certified public accountants as required by the 1933 Act and the Regulations.

        (n) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement or of conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

        (o) No labor disturbance by the employees of the Company or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries, considered as one enterprise.

    Any certificate signed by any officer of the Company and delivered to the U.S. Representative or counsel for the U.S. Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each U.S. Underwriter participating in such offering.

    SECTION 2. PURCHASE AND SALE. The obligations of the U.S. Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the applicable Terms Agreement. Such Terms Agreement shall specify the number of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the U.S. Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such U.S. Underwriter severally agrees to purchase, the name of each U.S. Underwriter acting as U.S. Representative, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the U.S. Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, any delayed delivery arrangements and any other terms of the Initial Underwritten Securities pursuant to which they are being issued (including, but not limited to, designations, conversion provisions, redemption provisions and sinking fund requirements). In addition, the applicable Terms Agreement shall specify whether the Company has agreed to grant to the U.S. Underwriters an option to purchase additional Underwritten Securities subject to such option (the "Option Underwritten Securities"). As used herein, the "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Underwritten Securities agreed to be purchased by the U.S. Underwriters.

    The several commitments of the U.S. Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to any Initial Underwritten Securities, an option to the U.S. Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per share as is applicable to the Initial Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in such Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised by the U.S. Representative on behalf of both the U.S. Underwriters and the International Managers in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the U.S. Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representative but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, unless otherwise agreed upon by the U.S. Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Securities, subject to such adjustments as the U.S. Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

    Payment of the purchase price for, and delivery of, any Initial Underwritten Securities to be purchased by the U.S. Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the U.S. Representative and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the U.S. Representative and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that the over-allotment option described in the immediately preceding paragraph is exercised, payment of the purchase price for, and delivery of certificates representing, the related Option Securities, shall be made at the above-mentioned office of Brown & Wood, or at such other place as shall be agreed upon by the U.S. Representative and the Company on each Date of Delivery as specified in the notice from the U.S. Representative to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the U.S. Representative for the respective accounts of the U.S. Underwriters of the Underwritten Securities to be purchased by them. Certificates for such Underwritten Securities or, if applicable, Depositary Receipts evidencing the Depositary Shares shall be in such denominations and registered in such names as the U.S. Representative may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such certificates or receipts will be made available for examination and packaging by the U.S. Representative on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

    If authorized by the applicable Terms Agreement, the U.S. Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the U.S. Representative at Closing Time, for the accounts of the U.S. Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in such Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the applicable Prospectus Supplement. At Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the U.S. Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in such Terms Agreement. The U.S. Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

    If applicable, the U.S. Representative shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise the U.S. Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

    The number of Underwritten Securities agreed to be purchased by the respective U.S. Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each U.S. Underwriter as set forth in a written notice delivered by the U.S. Representative to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all U.S. Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

    SECTION  3.  COVENANTS OF THE COMPANY.   The Company covenants with the U.S.
Representative, and with each U.S. Underwriter participating in the offering of Underwritten Securities, as follows:

        (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise set forth in the Prospectus, the names of the U.S. Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the name of each U.S. Underwriter acting as U.S. Representative in connection with the offering, the price at which the Underwritten Securities are to be purchased by the U.S. Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the U.S. Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the U.S. Prospectus (including such Prospectus Supplement) to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the U.S. Underwriters named therein as many copies of the U.S. Prospectus as the U.S. Representative shall reasonably request.

        (b) If, at any time when the U.S. Prospectus is required by the 1933 Act to be delivered in connection with sales of any of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or counsel for the Company, to further amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the U.S. Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and U.S. Prospectus comply with such requirements.

        (c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to such Underwritten Securities.

        (d) At any time when the U.S. Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the U.S. Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the U.S. Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the U.S. Representative or counsel for the U.S. Underwriters shall reasonably object.

        (e) At any time when the U.S. Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the U.S. Representative immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (f) During the period specified in (b) above, the Company will deliver to the U.S. Representative as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Lead Manager may reasonably request.

        (g) The Company will endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the U.S. Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

        (h) The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

        (i) Unless otherwise provided in the applicable Terms Agreement, the Company will not sell or otherwise dispose of any Underwritten Securities or securities convertible into or exchangeable or exercisable for Underwritten Securities other than the Underwritten Securities or the International Securities, without the prior written consent of the U.S. Representative and the Lead Manager for a period of 90 days after the date the Terms Agreement is executed, except the Company may, without such consent, grant options or issue or sell Underwritten Securities pursuant to (i) options outstanding on the date the Terms Agreement is executed and (ii) the terms of the Company's employee benefit plans in existence on the date the Terms Agreement is executed.

    SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

        (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission,
    (ii) the rating assigned by Moody's Investors Service, Inc., Standard & Poor's Corporation and Duff and Phelps, Inc. to any long-term debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement, (iii) there shall not have come to the U.S.
    Representative's   attention   any   facts  that   would   cause   the  U.S.
    Representative to believe that the U.S. Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading and (iv) the purchase of all of the Initial International Securities by the International Managers pursuant to the International Underwriting Agreement shall be consummated contemporaneously.

        (b) At the applicable Closing Time, the U.S. Representative shall have received:

           (1) The favorable opinion, dated as of the applicable Closing Time, of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to the U.S. Representative, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

               (ii) This Agreement, the International Underwriting Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

              (iii) The Underwritten Securities and, if applicable, the deposit of the Preferred Shares comprising part or all of the Underwritten Securities by or on behalf of the Company in accordance with the applicable Deposit Agreement have been duly authorized by the Company and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable; and the Underwritten Securities are not subject to the preemptive rights of any stockholder.

              (iv) If the Underwritten Securities are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

               (v) If applicable, the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (vi) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the Depositary Receipts issued under and in accordance with the provisions of the Deposit Agreement to evidence the Depositary Shares will be validly issued, and the persons in whose names Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement except as enforceability of such rights may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (vii) The Underwritten Securities and the Deposit Agreement, if applicable, conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

             (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (ix) The Registration Statement and Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

               (x) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respect to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

              (xi) The execution and delivery of this Agreement, the International Underwriting Agreement, or the Deposit Agreement, if applicable, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Company.

    Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration
Statement or the Prospectus, other than those mentioned in (ix) of subsection 4(b)(1) of this Section. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed (whichever is later), or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (2) The favorable opinion, dated as of the applicable Closing Time, of the General Counsel of the Company to the effect that (i) the Company is duly qualified to transact business and is in good standing in the states in which its manufacturing plants are located, (ii) the execution and delivery of this Agreement, the Deposit Agreement, if applicable, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company and (iii) the description of the authorized, issued and outstanding capital stock of the Company under the headings "Description of Outstanding Capital Stock" and "Capitalization", if applicable, in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus) is accurate as of the date indicated in such sections, and the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

           (3) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood, counsel for the U.S. Underwriters, with respect to the matters set forth in (i) to (v), inclusive, (vii) to (ix), inclusive, and the last paragraph of subsection (b)(1) of this Section.

        (c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representative shall have received a certificate of the Chairman, the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Offered Securities.

        (d) The U.S. Representative shall have received from Deloitte & Touche or other independent certified public accountant acceptable to the U.S. Representative a letter, dated as of the date of the applicable Terms Agreement and delivered at such time, in form heretofore agreed to.

        (e) The U.S. Representative shall have received from Deloitte & Touche or other independent certified public accountant acceptable to the U.S. Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the U.S. Representative.

        (f) At the applicable Closing Time, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representative and counsel for the U.S. Underwriters.

        (g) In the event the option provided in the applicable Terms Agreement as set forth in Section 2 hereof is exercised by the U.S. Representative with respect to all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the U.S. Representative shall have received:

           (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

           (2) The favorable opinion of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to the U.S. Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by
       Section 4(b)(1) hereof.

           (3) The favorable opinion of the General Counsel of the Company, in form and substance satisfactory to the U.S. Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(2) hereof.

           (4) The favorable opinion of Brown & Wood, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
       Section 4(b)(3) hereof.

           (5) A letter from Deloitte & Touche or other independent certified public accountant acceptable to the U.S. Representative, in form and substance satisfactory to the U.S. Representative and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the U.S. Representative pursuant to Section 4(e) hereof, except that the "specified date" in the letter furnished pursuant to this
       Section 4(g)(5) shall be a date not more than five days prior to such Date of Delivery.

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

    SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, and the printing of this Agreement and the International Underwriting Agreement,
(ii) the preparation, issuance and delivery of the Underwritten Securities to the U.S. Underwriters, (iii) the fees and disbursements of the Company's counsel and accountant, (iv) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the U.S. Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the U.S. Prospectus and any amendment or supplement thereto, (vi) the printing and delivery to the U.S. Underwriters of copies of the Certificate of Designation and the Deposit Agreement, if applicable, and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies, and (viii) the fees and expenses, if any, incurred in connection with the listing of the Offered Securities and the Common Stock issuable upon conversion of any Preferred Shares, if applicable, on any national securities exchange.

    If this Agreement is terminated by the U.S. Representative in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the U.S. Underwriters named in the applicable Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

    SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 16 of the 1933 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

        (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

    In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any U.S. Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at it own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the U.S. Underwriter or Underwriters or controlling person or persons, defendant or defendant in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the U.S. Underwriter or Underwriters or controlling person or persons, defendant or defendant in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more U.S. Underwriter or Underwriters and any such U.S. Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such U.S. Underwriter and will reimburse such U.S. Underwriter and any person controlling such U.S. Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such U.S. Underwriters and controlling persons, which firm shall be designated in writing by the U.S. Representative. The Company agrees to notify the U.S. Representative within a reasonable time of the assertion of any claim against it, any of it officers or directors or any person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Offered Securities.

    (b) Each U.S. Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of it directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any U.S. Underwriter, such U.S. Underwriter shall have the right and duties given to the Company, and the Company and each person so indemnified shall have the right and duties given to the U.S. Underwriters, by the provisions of subsection (a) of this Section.

    SECTION 7.   CONTRIBUTION.   If the indemnification  provisions provided  in
Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof in such proportion as is appropriate to reflect the relative benefit received by the Company and the U.S. Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company and the U.S. Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the U.S. Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under
Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the U.S. Underwriters, directly or through the U.S. Representative of the U.S. Underwriters. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by per capita allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the U.S. Underwriters in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

    The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any U.S.
Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the U.S. Underwriters under this Section 7 shall be in addition to any liability which the respective U.S. Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the U.S. Underwriters.

    SECTION 9. TERMINATION. The U.S. Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the U.S. Representative, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (a) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any U.S. Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Offered Securities.

    SECTION 10. DEFAULT. If one or more of the U.S. Underwriters shall fail at the applicable Closing Time to purchase the Initial Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the U.S. Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the  Defaulted Securities  in such amounts  as may  be agreed upon  and upon the terms herein set forth. If, however, during such 24 hours the U.S. Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of the Initial Securities, the non-defaulting U.S. Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting U.S. Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of the Initial Securities, this Agreement shall terminate without any liability on the part of any non-defaulting U.S. Underwriters or the Company.

    No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

    In the event of a default by any U.S. Underwriter or U.S. Underwriters as set forth in this Section, either the U.S. Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

    SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representative; notices to the Company shall be directed to it at John Deere Road, Moline, Illinois 61265-8098,
Attention: Treasurer.

    SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and any U.S. Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION  13.   GOVERNING  LAW.   This  Agreement  shall be  governed  by and
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

    SECTION 14. COUNTERPARTS. The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                                                                       EXHIBIT A
                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
                             [TITLE OF SECURITIES]
                           DELAYED DELIVERY CONTRACT

                                                                            , 19
DEERE & COMPANY
John Deere Road
Moline, Illinois 61265-8098

Attention:

Dear Sirs:

    The  undersigned  hereby  agrees  to  purchase  from  Deere  &  Company (the
"Company"), and the Company agrees to sell to the undersigned on               ,
19 (the "Delivery Date"),
of  the Company's [insert title of  security] (the "Securities"), offered by the
Company's Prospectus dated             , 19  , as supplemented by its Prospectus
Supplement dated             , 19  , receipt of which is hereby acknowledged  at
a purchase price of to the Delivery Date, and on the further terms and conditions set forth in this contract.

    Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of
            , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

    The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company,  on or before               , 19   ,
shall have sold to the Underwriters of the Securities (the "Underwriters") such number of the Securities as is to be sold to them pursuant to the Terms
Agreement  dated             , 19  between the Company and the Underwriters. The
obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

    Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

    By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

    This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

    It is understood that the Company will not accept Delayed Delivery Contracts
for  a number of Securities in excess  of         and that the acceptance of any
Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

    This Agreement shall be governed by the laws of the State of New York.

                                          Yours very truly,

                                          --------------------------------------
                                                   (Name of Purchaser)

                                          By
                                          --------------------------------------
                                                                         (Title)

                                          --------------------------------------

                                          --------------------------------------
                                                        (Address)

Accepted as of the date first above
written.

DEERE & COMPANY

By
- --------------------------------------
                               (Title)

                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

    The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)

                                                                                                     TELEPHONE NO.
                                                                                                      (INCLUDING
                                               NAME                                                   AREA CODE)
- ---------------------------------------------------------------------------------------------------  -------------

                                      A-3